Exhibit 99.1

CONSTELLATION BRANDS APPOINTS E. YURI HERMIDA
AS NEW EVP, CHIEF GROWTH & STRATEGY OFFICER

ROCHESTER, N.Y., Oct. 8, 2024 – Constellation Brands (NYSE: STZ), a leading beverage alcohol company, today announced the appointment of E. Yuri Hermida as the company’s new Executive Vice President, Chief Growth & Strategy Officer. In this role, Hermida will be responsible for Consumer Insights & Innovation, Digital, Transformation, Media, New Business Ventures, and Strategy & Analytics. He will report directly to Bill Newlands, President and Chief Executive Officer, and will serve as a member of Constellation’s executive management committee.

Hermida is a proven, global leader with a track record of driving results across diverse CPG companies in North America, Asia, Europe, and Latin America. He brings strong general management, operational, and P&L discipline coupled with extensive marketing, research and development, and innovation expertise to the team. Before joining Constellation Brands, Hermida was with Sovos Brands, one of the fastest growing companies of scale in CPG. At Sovos Brands, he served as President of the company and was Chief Growth Officer prior to that appointment. Before Sovos Brands, he spent four years at Reckitt in Europe and North America where he drove growth for the business units he led.

“We are excited to welcome Yuri to the team,” said Newlands. “His extensive experience across the CPG sector and diverse perspective will benefit our company as we continue to look for ways to evolve our business in line with shifting consumer and category trends to seek to ensure long-term, sustainable industry-leading growth.”

Originally from Mexico City, Hermida began his career there in brand management with The Procter & Gamble Company. He then managed several brands in their food and beverage portfolio, based out of their offices in Venezuela. Hermida continued to assume leadership positions with increasing responsibility, holding country and general manager roles around the world, and leading large-scale businesses in international markets for the company.

“I am thrilled to be joining the leadership team at Constellation Brands,” said Hermida. “I look forward to the opportunity to drive sustainable growth for a company with such iconic brands that I have had a long-standing affinity for.”

Hermida succeeds Mallika Monteiro, who previously led the company’s Growth Organization where she advanced the company’s innovation and digital capabilities and more recently assumed additional responsibilities as Executive Vice President and Managing Director for the company’s beer brand portfolio. In this role, Monteiro is responsible for all aspects of brand marketing and advertising, trade marketing and merchandising, as well as field, lifestyle, and experiential marketing for the company’s high-end beer brands. These responsibilities include elements critical to building and sustaining momentum for the company’s industry-leading Beer portfolio in an increasingly dynamic and competitive consumer landscape. Monteiro will continue to report directly to Bill Newlands and serve as a member of Constellation’s executive management committee.

“I look forward to the momentum Mallika will continue to help drive for our iconic beer brands,” said Newlands. “Her prior experience in beer and brand marketing and deep understanding of the consumer will help ensure our brands continue to resonate with current and new consumers alike, as we work to drive continued growth and unlock new opportunities.”

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including related to the evolution of Constellation’s business, Constellation’s growth efforts and opportunities, and sustaining the momentum of Constellation’s beer business , as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2024, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com